CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 8 of our report dated April 5, 2007 with respect to the financial statements of DealerAdvance, Inc. for the years ended December 31, 2006 and 2005 and to the reference to our Firm under the caption "Experts" in the Registration Statement.

Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey
August 20, 2007